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                                                                  Exhibit 10.17

                           RESOURCE SHARING AGREEMENT

         AGREEMENT made the 1st day of October, 1996, between NYSERNet.com, Inc., a New York corporation, having an office at 125 Elwood Davis Road, Syracuse, New York 13212-4311 (hereinafter referred to as "COM") and NYSERNet.org, Inc., a New York corporation, having an office at 125 Elwood Davis Road, Syracuse, New York 13212-4311 (hereinafter referred to as "ORG").

                                  WITNESSETH:

         WHEREAS, COM, as lessee, entered into a lease with ___________________, as lessor, dated ___________________, leasing certain space in a building located at 125 Elwood Davis Road, Syracuse, New York and into a lease with ___________________, as lessor, dated ___________________, leasing certain space on the first floor of the building at ___________________, Great Neck, New York; and

         WHEREAS, COM may hereafter lease other space, either in addition to or in substitution for the premises currently being leased by COM (such additional or substituted space, together with the space currently leased by COM being referred to herein as the COM Premises and each lease relating to the COM Premises being referred to herein as a "Prime Lease"); and

         WHEREAS, COM wishes to permit ORG to use so much of such the COM Premises as ORG requires for the operation of its business, subject to the business requirements of COM with respect to such premises, subject to payment by ORG for the use of such space as provided herein and to the adherence by COM to the provisions of this Agreement; and

         WHEREAS, COM has, and will in the future have, certain computers, furniture, fixtures, equipment and supplies on the COM Premises (the "Equipment") and wishes to permit ORG to use the Equipment in connection with the operation of its business, subject to the business requirements of COM with respect to the Equipment, the payment by ORG for the use of the Equipment as provided herein and the adherence by ORG to the provisions of this Agreement; and

         WHEREAS, certain of the personnel now or hereafter employed by COM are able to perform services required by ORG in the operation of its business, and COM wishes to provide such personnel to ORG to perform such services, subject to payment by ORG for such services and to the adherence by COM to the provisions of this Agreement;

         NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

1.       Sharing of COM Premises.


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         1.1. Availability of Premises. COM agrees that it shall provide ORG with such office space within the COM Premises as ORG may reasonably require for the conduct of its business. Such space shall be at such location within the COM Premises as the parties may agree or, in the absence of such agreement, as COM may in its sole judgment determine. Such space shall be exclusively dedicated to the use of ORG or shared between ORG and COM, as the parties may agree or, in the absence of such agreement, as COM may in its sole judgment determine. Notwithstanding the foregoing, COM shall have no obligation to provide space to ORG within the COM Premises to the extent that providing such space would unduly interfere with the operation of the business of COM in the ordinary course. ORG shall have no obligation to use any space within the COM Premises. Subject to the foregoing, in the event COM shall provide to ORG and ORG shall use space within the COM Premises, the terms and conditions set forth in this Section 1 shall apply to the payment for and use of such space.

         1.2. Right to Use Premises. ORG shall have the right to use space allocated within the COM Premises from and after the date upon which the parties hereafter agree that it may do so, or from and after the date upon which it actually occupies such space with the consent of COM, whichever is earlier. ORG shall have the right to continue to use such space until the last day of the month next succeeding the month in which ORG gives notice to COM that ORG will not continue to occupy a portion of the COM Premises, specifying the portion of the COM Premises which will no longer be occupied by ORG, and in the event such notice is given, ORG's right to use such space and its obligation to pay therefor shall terminate as of the date set forth in the notice given by ORG.

         1.3. Payments. Each month, ORG shall pay COM its Pro Rata Share of all rent, additional rent and other charges which COM is required to pay during such month to the landlord of the COM Premises, or to any other person (including, but not limited to, utility companies) with respect to the COM Premises. Such payments shall be made at least five (5) days prior to the date upon which COM must make such payments without incurring any penalty, provided that COM has given ORG notice of the amount due at least ten (10) days prior to the date on which it is obligated to make its payment to COM. For purposes of this Section 1.3, ORG's Pro Rata Share shall be calculated on a monthly basis, and shall be determined by dividing the square footage occupied by ORG within the COM Premises by the total number of square feet within the COM Premises. If any portion of the COM Premises is occupied by both ORG and COM (or by employees of COM who also render services to ORG pursuant to the provisions of Section 3 of this Agreement), then the square footage in question shall be prorated based upon the time during which each of them occupies such square footage (or, in the case of shared employees, the time for which services are employed by each of them), and the resulting amount attributable to ORG shall be employed in making the calculation described in the preceding sentence. Notwithstanding the foregoing, if any such rent or sums shall be due to additional use by ORG of electrical current in excess's of ORG's proportionate use in of the COM Premises, such excess shall be paid in entirety by ORG. If ORG shall procure any additional services from the building, such as alterations or after-hour air conditioning, ORG shall pay for same


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at the rates charged therefor by the person providing such services, and shall make such payment to COM or the person providing such services, as COM shall direct. If COM shall receive any refund of rent, based upon recalculation of payments due, contest of assessment or otherwise, ORG shall be entitled to the return of so much thereof as shall be attributable to prior payments by ORG.

         1.4. Use of Premises. ORG may use that portion of the COM Premises which it may from time to time occupy for its operation of a not-for-profit business which, among other things, provides Internet access to non-profit and other similar organizations and engages in research and educational activities relating to computer networking. Its activities may include, but shall not necessarily be limited to, computer programming, marketing, sales and general administrative purposes. ORG's rights to use the COM Premises are subject and subordinate to each Prime Lease, and ORG shall comply with the terms of each Prime Lease in connection with its use of any COM Premises. Without limiting the generality of the foregoing, ORG shall promptly observe and comply with all present and future laws, ordinances, requirements, orders, directives, rules and regulations of the Federal, State, County and Town governmental authorities affecting the COM Premises; shall not use or permit the COM Premises to be used for any illegal or unlawful purpose; and shall not do anything in, or bring anything into, the COM Premises which will in any way increase the rate of fire insurance. The only services or rights to which ORG is entitled hereunder are those to which COM is entitled under a Prime Lease, but COM will not be liable for any failure of a lessor under a Prime Lease to provide any services. Provided that ORG has received a copy of each Prime Lease, ORG shall neither do nor permit anything to be done which would cause a Prime Lease to be terminated or forfeited, and ORG shall indemnify and hold COM harmless from and against all claims of any kind whatsoever by reason of any action or inaction on the part of ORG by reason of which a Prime Lease may be terminated or forfeited. ORG acknowledges receipt of a copy of each Prime Lease relating to the premises currently occupied by COM and enumerated in the first recital to this Agreement.

         1.5. Modifications and Improvements. ORG shall at all times during the term of this Agreement, at its own cost and expense, keep and maintain, or cause to be kept and maintained, that portion of the COM Premises occupied by ORG. ORG shall not make any changes, alterations and improvements to the COM Premises without written approval and authorization by COM. If any changes, alterations or improvements are authorized by COM, ORG shall be responsible for the payment of the cost thereof. All such alterations authorized by COM and made by ORG shall be made in conformity with applicable code and insurance requirements. All capital improvements installed in or on the COM Premises by ORG shall be the property of COM (unless they become the property of the Lessor pursuant to a Prime Lease) from the time of construction or installation and shall not be removed or injured by ORG. If permitted by the applicable Prime Lease, trade fixtures belonging to ORG may be removed from the Leased Premises by ORG, and if any damage is done to the COM Premises, ORG shall repair the same. If ORG fails to make such repairs, COM may do so, in which event ORG shall reimburse COM for the cost thereof.


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         1.6. Indemnification. ORG shall indemnify COM from and against all liability arising from any loss of life, personal injury or property damage sustained in or about the COM Premises, to the extent such loss of life, personal injury or property damage has been caused by the negligent or other acts or ORG, its employees, agents or invitees. ORG shall maintain policies of general liability insurance in amounts not less than One Million Dollars ($1,000,000.00) per person or occurrence for personal injury and Fifty Thousand Dollars ($50,000.00) for property damage. COM shall be named as an additional insured under said policies, and ORG shall furnish proof of such insurance coverage to COM upon demand. Such policies shall provide for ten (10) days' notice to COM of cancellation.

         1.7. Insurance. ORG shall, throughout the term of this Agreement, keep all of ORG's property located on or within the COM Premises insured against all loss or damage by fire, with extended coverage, in an amount equal to the full replacement cost thereof. ORG shall furnish COM with certificates evidencing such insurance on demand. ORG shall use its best efforts to include in such fire insurance policies appropriate clauses pursuant to which the insurance companies waive all right of subrogation against COM and the lessors under each Prime Lease with respect to losses payable under such policies and/or agree that such policies shall not be invalidated should ORG waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies. If ORG is unable to obtain in such policies either of the clauses described in the preceding sentence, ORG shall if possible have COM and the lessor of each COM Premises named in such policies as an additional insured, at ORG's own expense. Provided that ORG's right of full recovery under the aforesaid policies is not adversely affected or prejudiced, ORG hereby waives any and all right of recovery which it might otherwise have against COM or each lessor of the COM Premises, their servants, agents and employees, for loss or damage to ORG' property to the extent that same is covered by ORG' insurance, notwithstanding that such loss or damage may result from the negligence or fault of COM, such landlord or their servants, agents or employees. ORG shall notify COM promptly of any cancellation or change of the terms of any policies referred to in this Section 1.7. All such policies shall, to the extent available, contain agreements by the insurers that such policies shall not be canceled without at least ten (10) days' notice to COM, ORG and the applicable lessors of the COM Premises. All such policies which name both COM and ORG as insureds shall, to the extent available, contain agreements by the insurers to the effect that no act or omission of any named insureds will invalidate the policies as to the other named insureds.

         1.8. Liability of COM. COM shall not be liable for any damage or injury to any person, property or business or for any interruption of business of ORG resulting from any condition relating to or event occurring in the COM Premises, other than those conditions or events resulting from the gross negligence or wilful conduct of COM, its agents, servants or employees.

         1.9. Condemnation. In the event of the taking, condemnation, purchase in lieu thereof or any similar proceeding with respect to any COM Premises, the rights and obligations of ORG with respect to such COM Premises shall be the same as the rights of


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COM thereto; provided, that without regard to the terms of any Prime Lease, ORG shall have no right to receive any portion or any award of proceeds resulting from such a proceeding.

         1.10. Estoppel Certificates. ORG shall at any time and from time to time during the term hereof execute, acknowledge and deliver to COM or to the lessor of any COM Premises such estoppel certificates as may be required by any such lessor pursuant to the provisions of any Prime Lease.

2.       Use of Equipment.

         2.1. Access to Equipment. COM agrees that ORG may use such of the Equipment as may, from time to time, be located within the COM Premises, in connection with the conduct of ORG's business. It may use such Equipment at such times and for such purposes as the parties may agree or, in the absence of such agreement, as COM may in its sole judgment determine. Any item of Equipment shall be used exclusively by ORG or shared between ORG and COM, as the parties may agree or, in the absence of such agreement, as COM may in its sole judgment determine. Notwithstanding the foregoing, ORG shall have no right to use any of the Equipment to the extent its doing so would unduly interfere with the operation of the business of COM in the ordinary course.

         2.2. Payments. Each month, ORG shall pay COM its Pro Rata Share of (a) the fair rental value of all Equipment used by ORG during the preceding month and (b) the actual cost to COM of maintaining, or keeping maintenance contracts in effect with respect to, such Equipment. Such payments shall be made within ten (10) days of the date upon which COM submits to ORG its invoice for such use of the Equipment, calculated in accordance with this Section 2.2. For purposes of this Section 2.2, (x) ORG's Pro Rata Share of the fair rental value of the Equipment used by it shall be determined by multiplying number of hours such Equipment is used by ORG by the total number of hours such Equipment is used by both ORG and COM and (y) the fair rental value of each item of equipment shall be based upon the charge made by commercial lessors to unrelated third parties for the rental of the same equipment for a term equivalent to its anticipated useful life.

         2.3. Manner of Use. ORG shall use the Equipment in accordance with good business practices, and shall honor both the instructions of the manufacturers of the Equipment and the reasonable instructions of COM. If any damage is done to the Equipment as a result of the use thereof by ORG (other than reasonable wear and tear to the equipment resulting from its proper use in the ordinary course of business), ORG shall repair the same. If ORG fails to make repairs, COM may do so, in which event ORG shall reimburse COM for the cost thereof.

3.       Sharing of Employees


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         3.1. Availability of Employees. COM and ORG acknowledge that certain of the employees or COM may be able to provide services which ORG requires. COM agrees that it shall provide ORG with the services of such employees, at the reasonable request of ORG, to render such services to or for the benefit of ORG as ORG may reasonably require. ORG shall request the services of such employees in advance of the dates upon, or periods for, which their services are required, and COM shall promptly notify ORG whether such employees are available as requested. During periods when services are being rendered by such employees for either ORG or COM, they shall be under the exclusive control and direction or ORG and COM, respectively. The parties acknowledge that there may be periods when employees are rendering services to ORG and COM concurrently, and, for such periods, ORG and COM shall use their best efforts to coordinate the services of such employees. Notwithstanding the foregoing, COM shall have no obligation to provide the services of any of its employees to ORG, to the extent that doing so would unduly interfere with the operation of the business of COM in the ordinary course. ORG shall have no obligation to use the services of any COM employee.

         3.2. Compensation of Employees. COM shall be responsible for paying all of the salary and benefits for each of its employees.

         3.3. Payments to COM. ORG shall pay COM its Pro Rata Share of the salary and benefits of each such employee who renders services to or for the benefit of ORG. Such payments shall be made within ten (10) days of the date upon which COM submits to ORG its invoice for the services of such employees, calculated in accordance with this Section 3.3. For purposes of this Section 3.3, ORG's Pro Rata Share of the salary and benefits of each employee shall bear the same relationship to the total salary and benefits of such employee as the number of hours worked by such employee on matters for ORG bears to the total number of hours worked by such employee for both ORG and COM during the period in question.

4.       General Terms.

         4.1. Term and Termination. The term of this Agreement shall commence on the date first set forth above and shall terminate on December 31, 1999. In the event COM shall terminate this Agreement for any reason other than the failure of ORG to make the payments required of it pursuant to the terms hereof, then, in addition to such other remedies as ORG shall have resulting from such termination, COM shall pay ORG, on demand, an amount equal to the sum of the payments made by ORG to COM pursuant to this Agreement for the six (6) months preceding the effective date of such termination.

         4.2. Force Majeure. The period of time during which either party is prevented or delayed in the performance of any obligation required under this Agreement due to delays caused by fire, catastrophe, strikes or labor trouble, civil commotion, acts of God or the public enemy, governmental prohibitions or regulations, or inability or difficulty to obtain


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materials, or other causes beyond such party's control, shall be added to its time for performance thereof, and such party shall have no liability by reason thereof.

         4.3. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their personal representatives, successors and permitted assigns.

         4.4. Assignment. This Agreement may not be assigned, in whole or in part, by either party hereto without the prior written consent of all other parties.

         4.5. Entire Agreement. This Agreement contains the entire understanding between the parties hereto and supersedes any prior understanding, memoranda or other written or oral agreements between them respecting the within subject matter. There are no representations, agreements, arrangements or understandings, oral or written, between the parties relating to the subject matter of this Agreement which are not fully expressed herein.

         4.6. Modifications: Waiver. No modification or waiver of this Agreement or any part hereof shall be effective unless in writing and signed by the party sought to be charged therewith. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. No course of dealing between the parties hereto will be deemed effective to modify, amend or discharge any part of this Agreement or the rights or obligations of either party hereunder.

         4.7. No Third Party Beneficiary. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any person or entity not a party hereto.

         4.8. Partial Invalidity. If any provision of this Agreement shall be held invalid or unenforceable by competent authority, such provision shall be construed so as to be limited or reduced to be enforceable to the maximum extent compatible with the law as it shall then appear. The total invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

         4.9. Arbitration. In the event that any disagreement or dispute should arise between the parties hereto with respect to this Agreement, then such disagreement or dispute shall be submitted to arbitration in accordance with the rules then pertaining to the American Arbitration Association with respect to commercial disputes. Judgment upon any resulting award may, after its rendering, be entered in a court of competent jurisdiction by any party.

         4.10. Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given (i) upon hand delivery, or (ii) on the third day following delivery to the U.S. Postal Service as certified or registered mail, return receipt requested and postage prepaid, or (iii) on the first day


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following delivery to a nationally recognized United States overnight courier service, fee prepaid, return receipt or other confirmation of delivery requested, or (iv) when telecopied or sent by facsimile transmission if an additional notice is also given under (i), (ii) or (iii) above within three days thereafter. Any such notice or communication shall be delivered or directed to a party at its address set forth below or at such other address as may be designated by a party in a notice given to all other parties hereto in accordance with the provisions of this paragraph.

Notice to NYSERNet.com, Inc.   shall be sent to:   NYSERNet.com, Inc.
                                                   125 Elwood Davis Road
                                                   Syracuse, NY 13212-4311

                               with a copy to:     Underberg & Kessler LLP
                                                   1800 Chase Square
                                                   Rochester, NY 14604
                                                   Attention: Robert F. Mechur,
                                                   Esq.

Notice to NYSERNet.org, Inc.   shall be sent to:   NYSERNet.org, Inc.
                                                   125 Elwood Davis Road
                                                   Syracuse, NY 13212-4311

                               with a copy to:     Underberg & Kessler LLP
                                                   1800 Chase Square
                                                   Rochester, NY 14604
                                                   Attention: Robert F. Mechur,
                                                   Esq.

         4.11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York pertaining to contracts made and to be wholly performed within such state, without taking into account conflicts of laws principles.

         4.12. Headings. The headings contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         4.13. Fair Meaning. This Agreement shall be construed according to its fair meaning, the language used shall be deemed the language chosen by the parties hereto to express their mutual intent, and no presumption or rule of strict construction will be applied against either party hereto.

         4.14. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of said counterparts together shall constitute but one and the same instrument.

         4.15. Further Assurances. The parties hereto shall execute and deliver any and all additional writings, instruments and other documents and shall take all such further actions


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as shall be reasonably required in order to effect the terms and conditions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                         NYSERNet.com, Inc.

                                         By: /s/ David A. Buckel
                                             ---------------------------

                                         NYSERNet.org, Inc.

                                         By: /s/ James D. Luckett
                                             ---------------------------


STATE OF NEW YORK)
COUNTY OF ONONDAGA) ss:

         On this __________________ day of __________________, 1996, before me personally came __________________ to me known, who, being by me duly sworn, did depose and say that he is the __________________ of NYSERNet.com, Inc. and that he executed the foregoing instrument for and on behalf of said Corporation.


                                             ---------------------------
                                             Notary Public

STATE OF NEW YORK)
COUNTY OF ONONDAGA) ss:

         On this __________________ day of __________________, 1996, before me personally came __________________ to me known, who, being by me duly sworn, did depose and say that he is the __________________ of NYSERNet.org, Inc. and that he executed the foregoing instrument for and on behalf of said Corporation.


                                             ---------------------------
                                             Notary Public


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